Exhibit 99.1

Silicon Labs Names Dean Butler as Chief Financial Officer

AUSTIN, Texas – February 27, 2024 – Silicon Labs (NASDAQ: SLAB), a leader in secure, intelligent wireless technology for a more connected world, today announced that Dean Butler will join the company as Senior Vice President and Chief Financial Officer (CFO), effective May 15, 2024. Butler will be responsible for Silicon Labs’ financial strategy and lead the global finance organization. Butler will succeed Mark Mauldin, currently serving as interim CFO.

Butler joins Silicon Labs from Synaptics Incorporated, where he has served as Senior Vice President and CFO since October 2019. He previously held financial leadership positions at Marvell Technology, Inc., where he led a number of strategic initiatives during a period of rapid growth, and at Broadcom, Inc., where he led the finance organization of a multibillion-dollar division. Butler began his career at Wells Fargo and Maxim Integrated. He received his bachelor’s degree in finance from the University of Minnesota Duluth and is a graduate of Stanford University's Strategic Financial Leadership Program. He also serves on the Board of Directors of Pixelworks, a leading provider of innovative video and display processing solutions.

“Dean is an accomplished CFO and well-respected financial leader who has deep experience in the semiconductor industry. He brings a proven track record of driving strong financial results, instilling financial and operational discipline, and demonstrating outstanding leadership,” said Matt Johnson, President and Chief Executive Officer, Silicon Labs. “Most of all, Dean embodies our corporate values, and we are thrilled to have him join the team as we focus on capturing the incredible growth opportunities ahead of us. I want to express my gratitude to Mark Mauldin for his critical contributions during his time as interim CFO and for leading the finance team during the transition.”

“Without question, Silicon Labs has become the world’s leading IoT pure-play company with a demonstrated track record of success across a broad wireless technology portfolio,” said Dean Butler. “I’m excited to join Matt and the entire Silicon Labs team to build upon their incredible design win momentum to further accelerate market share expansion and drive earnings growth for all stakeholders.”

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leader in secure, intelligent wireless technology for a more connected world. Our integrated hardware and software platform, intuitive development tools, thriving ecosystem, and robust support make us an ideal long-term partner in building advanced industrial, commercial, home and life applications. We make it easy for developers to solve complex wireless challenges throughout the product lifecycle and get to market quickly with innovative solutions that transform industries, grow economies, and improve lives. silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe”, “estimate”, “expect”, “intend”, “anticipate”, “plan”, “project”, “will”, and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that the Form 10-K filing, earnings release, and/or earnings conference call may be delayed; the competitive and cyclical nature of the semiconductor industry; the challenging macroeconomic environment, including disruptions in the financial services industry; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics or pandemics, war and political unrest; risks that demand and the supply chain may be adversely affected by military conflict (including in the Middle East, and between Russia and Ukraine), terrorism, sanctions or other geopolitical events globally (including in the Middle East, and conflict between Taiwan and China); risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with international activities (including trade barriers, particularly with respect to China); intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing and/or obtaining sufficient supply from Silicon Labs’ distributors, manufacturers and subcontractors; dependence on a limited number of products; absence of long-term commitments from customers; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; dependence on key personnel; stock price volatility; the impact of COVID-19 on the U.S. and global economy; debt-related risks; capital-raising risks; the timing and scope of share repurchases and/or dividends; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against Silicon Labs’ products and its networks; risks associated with any material weakness in our internal controls over financial reporting; and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. References to Silicon Labs in this press release shall mean Silicon Laboratories Inc.

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CONTACT: Thomas Haws, Investor Relations Manager, (512) 416-8500,

investor.relations@silabs.com